Exhibit 10.37

                        OEM-IN SOFTWARE LICENSE AGREEMENT
                           (with Reproduction Rights)

       THIS OEM SOFTWARE LICENSE AGREEMENT, including the Exhibits ("Agreement"), effective as of December 3, 2002 ("Effective Date"), is hereby made by and between Cisco Systems, Inc., a California corporation, having principal offices at 170 West Tasman Drive, San Jose, California 95134-1706 (Cisco Systems, Inc. referred to herein as "Cisco") and Visual Networks Operations, Inc., a Delaware corporation, having principal offices at 2092 Gaither Road, Rockville, Maryland, 20850 ("Licensor").

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. SOFTWARE.

      1.1 Software. Licensor hereby licenses to Cisco the Licensor software products described in Exhibit B, as it may be amended from time to time in accordance with the terms hereof (the "Software"). The Software includes copies of software provided on disks or other media or provided electronically, user documentation, packaging and any enhancements, modifications, updates, bug fixes, releases, patents, patent rights, copyrights, trade secrets, know-how and other intellectual property related thereto. The Software shall be provided by Licensor in conformance with the functional, technical and other specifications for the Software set forth in Exhibit B, as modified from time to time by written agreement of the parties (the "Specifications").

      1.2 Additional; New Software Products. Current Licensor software not listed on Exhibit A may be added upon mutual agreement by the parties of the applicable price or royalties for such additional software, and any other terms specific to such software, which shall be contained in an Addendum hereto. Licensor shall keep Cisco informed of any new software products of Licensor. Cisco will notify Licensor if it wishes to add new software products to this Agreement. Cisco and Licensor shall then proceed to negotiate the applicable price or royalties for such additional software, and any other terms specific to such software, which shall be contained in an Addendum hereto. Upon reaching an agreement on these items, such software shall be considered Software under this Agreement and shall be licensed under the terms and conditions of this Agreement.

      1.3 Upgrades. Licensor shall keep Cisco informed of all Software upgrades, enhancements, improvements and bug fixes. Licensor shall make such items available to Cisco no later than the date Licensor releases such items to any of its other licensees and at no additional charge unless otherwise expressly provided in this Agreement.

      1.4 Project Managers. Each party has appointed a single project manager ("Project Manager"). The names, addresses and telephone and fax numbers of the Project Managers are attached to this Agreement as Exhibit C. The Project Managers shall act as liaisons between the parties with respect to their respective performance of this Agreement and shall provide the parties from time to time with the names and telephone numbers of additional specific contact persons (e.g., to communicate specific information regarding support, enhancements, etc.) when such direct contact is preferable. In the event that either party appoints a new Project Manager, such party will promptly notify the other.

2. OWNERSHIP; GRANT OF RIGHTS

      2.1 Ownership. Licensor shall own all right, title, and interest in the Software, including any modifications, enhancements, improvements or derivative works thereof or thereto, made by Licensor or on behalf of Cisco by Licensor.

      2.2 License Grant. Subject to the terms of this Agreement, Licensor hereby grants Cisco and its Affiliates (as defined below) a nonexclusive, worldwide, irrevocable (subject to the termination provisions of this Agreement) perpetual fee-bearing, non-transferable license, subject to the limitations contained herein, to:

            (a) use, manufacture and have manufactured, import, reproduce and have reproduced, and embed or have embedded into Cisco products object code copies of the Software;

            (b) copy, have copied, distribute, sell and offer to sell the Software as stand-alone products or as incorporated into, or in connection with, or for use with, any Cisco product by any means now known or developed in the future in object code format in accordance with this Agreement, through multiple tiers of distribution, including without limitation resellers, distributors, VARS and OEMs ("Resellers"), to end users or directly to end users;

            (c) provide customer support (including, without limitation, to fix Software bugs) pursuant to Section 7 below;

            (d) sublicense to end users, directly or indirectly, the right to use the Software; and

            (e) for manufacturing purposes only, authorize the granting of sublicenses of all of the license rights granted to Cisco and its Affiliates in this Section 2.2.

"Affiliates" shall mean, with respect to any Person, any other Person who is directly or indirectly controlling, controlled by or under common control with such Person as of the Effective Date or thereafter. A Person shall be deemed to be an Affiliate of another Person only so long as the foregoing control relationship exists. For the purposes of this definition, the term "control", when used with respect to any Person, means the possession, directly or indirectly, of voting securities representing the right to elect a majority of the Board of Directors (or other governing body) of such Person. "Person" means an individual, corporation, partnership, association, trust or other entity or organization.

      2.3 End User Restriction. Cisco shall, and shall require its Resellers to, include an end user software license with each copy of the Software distributed to a customer that is as protective as the form attached hereto as Exhibit I. Cisco agrees to promptly notify Licensor of any known or suspected breach of the software license with respect to the Software, and further agrees to, upon Licensor's request, assign the claim to Licensor.

      2.4 Modification by Cisco. Neither Cisco nor its Resellers shall have the right, to modify the Software without Licensor's express written consent; provided, however, that Cisco shall have the right to modify the Software and any end user documentation, or have the Software modified, for the purpose of embedding the Software into Cisco products, and for branding purposes. Furthermore, Cisco shall not reverse assemble, decompile, reverse engineer or otherwise attempt to derive source code (or the underlying ideas, algorithms, structure or organization) from Software, except as specifically authorized in writing by Licensor. Except for the express licenses granted herein, no other licenses are granted by implication, estoppel or otherwise.

      2.5 U.S. Government End Users. The Software and associated software documentation qualify as "commercial items," as that term is defined at 48 C.F.R. 2.101, consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212. Consistent with 48 C.F.R.12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4,
Licensee will provide to Government end user, or, if this Agreement is direct Government end user will acquire, the Software and software documentation with only those rights set forth herein that apply to non-governmental customers. Use of this Software and software documentation constitutes agreement by the government entity that the computer software and computer software documentation is commercial, and constitutes acceptance of the rights and restrictions herein.

      2.6 Cisco Property.

            (a) During the term of this Agreement Cisco may provide equipment, designs, materials, software and other property of Cisco (collectively "Cisco Property") to Licensor for its use in fulfilling its obligations hereunder. All Cisco Property furnished to Licensor by Cisco or paid for by Cisco in connection with this Agreement shall (i) be clearly marked or tagged as the property of Cisco; (ii) be and remain personal property;


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(iii) be subject to inspection by Cisco at any time; (iv) be used only to provide Software to Cisco and Cisco's authorized subcontractors, if any; (v) be kept free of liens and encumbrances; (vi) be kept separate from other materials, tools, or property of Licensor or held by Licensor; and (vii) not be modified in any manner by Licensor.

            (b) Cisco shall retain all rights, title and interest in the Cisco Property, and Licensor shall treat and maintain the Cisco Property with the same degree of care as Licensor uses with respect to its own valuable equipment, but in no event with less than a reasonable degree of care for equipment of a similar kind and importance. Licensor shall bear all risk of loss or damage to Cisco Property until it is returned to Cisco. Upon Cisco's request, Licensor shall deliver all Cisco Property to Cisco in good condition, normal wear and tear excepted, without cost to Cisco (exclusive of freight costs); the parties shall determine the manner and procedure for returning the Cisco Property, and Cisco shall pay the corresponding freight costs. Licensor waives any legal or equitable right it may have to withhold Cisco Property, and Licensor shall execute all documents, or instruments evidencing Cisco's ownership of the Cisco Property as Cisco may from time to time request.

      2.7 Certain Patent Rights. Licensor hereby grants to Cisco and its Affiliates, and the customers, distributors or manufacturers of Cisco or Cisco's Affiliates a nonexclusive, perpetual, irrevocable, fully-paid, royalty-free, and worldwide license under all of Licensor's patent rights to use, make, have make, sell, offer for sale, and import the Suggested Enhancements (as defined in Section 7.2 below), and incorporate it or combine it with other products and services of any kind.

      2.8 [***]

3. FEES; PAYMENT; TAXES.

      3.1 Royalties and License Fees.

            (a) Subject to the terms and conditions of this Agreement, Cisco shall pay Licensor the royalties and/or license fees in the amounts and on the terms and conditions as specified in Exhibit A.

            (b) Licensor shall be obligated to pay all license fees and royalties, if any, with respect to any third party proprietary rights and technologies which are required for the exercise of Cisco's rights under this Agreement.

      3.2 Payment Terms. Any payments required to be made by Cisco hereunder shall be made in accordance with the terms set forth in Exhibit A.

      3.3 Taxes. The amounts paid pursuant to this Agreement are not subject to sales and use tax. Cisco shall provide Licensor with satisfactory documentation (including but not limited to resale exemption or other certificates) supporting such status. All amounts payable by Cisco to Licensor pursuant to this Agreement shall be net of international withholding taxes, and Cisco will provide Licensor with written documentation (including but not limited to copies of receipts) of any and all such withholding taxes paid in connection with such license fees and royalties. All other items of tax based in whole or in part on the income of a party shall be the sole responsibility of such party.

      3.4 Non-Revenue Uses. Cisco shall be entitled to use and copy the Software free of charge for development and testing purposes, as well as for distribution to Cisco's customers for evaluation purposes; provided, however, that if such free Software copies are thereafter licensed to customers, Cisco shall pay Licensor the license fee or royalty described in this Agreement. If requested by Cisco, the parties will mutually agree to a one-time internal operational use license fee that will entitle Cisco to unlimited internal operational use of the Software.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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

      3.5 [***]

4. DELIVERY OF MASTERS

      Pursuant to the license in Section 2.2, Licensor will provide to Cisco, at no charge and in a format to be reasonably specified by Cisco, two (2) sets of golden masters ("Software Masters") for all Software made available by Licensor hereunder. The Software Masters will be in machine readable, binary form and will include Software release documentation and will be shipped to Cisco within
(5) business days of first commercial availability, or the signing of an addendum including such software hereunder. Additionally, Licensor will provide beta versions of Software to Cisco for testing and evaluation purposes within
(5) business days of release to other beta testers and other non-commercially-available versions of Software to Cisco for testing and evaluation purposes as commercially reasonable.

5. SOFTWARE SPECIFICATIONS; CHANGES; DEPLOYMENT

      5.1 Specifications. Licensor shall make best commercially reasonable efforts to provide Cisco with ninety (90) days' written notice of any intended changes in the function, revision level, design or appearance of any Software or to any specifications for any Software irrespective of impact on design or function.

      5.2 Cisco's Change Request. When a design change is required by Cisco, Cisco shall provide Licensor with written notice of all the documentation, specifications and proposed effective date of such design change. Within fifteen
(15) days of receipt of such notice, Licensor shall advise Cisco in writing as to the time frame, costs and pricing for implementation of such change.

      5.3 Interoperability Testing. Licensor shall perform such tests and provide Cisco with the test results in accordance with the Interoperability and Acceptance Testing Guidelines attached hereto as Exhibit D as modified from time to time upon mutual written agreement of the parties. Cisco shall provide Licensor with each Cisco product required for Licensor to perform such tests. Licensor shall provide, at Cisco's request, all Licensor products, including beta copies of Software or other Software not yet commercially available, so that Cisco may perform its own interoperability testing.

      5.4 Marketing and Deployment. Licensor shall adhere to the marketing and deployment guidelines set forth in Exhibit K.

6. END USER DOCUMENTATION AND TRADEMARKS

      6.1 End User Documentation. Licensor shall deliver end user documentation in accordance with Exhibit E and hereby grants Cisco a worldwide, perpetual, nonexclusive, non-transferable license to copy, have copied, modify, have modified, incorporate and have incorporated and distribute all or any portion of such end user documentation, provided such documentation is provided with, or in association to, the Software, in accordance with this Agreement.

      6.2 Trademarks and Branding Guidelines. Cisco shall comply with Licensor's trademark and branding guidelines as set forth in Exhibit F.

      6.3 Quality Control. Cisco will present and promote the Software fairly and in compliance with all federal, state and local laws, regulations and ordinances. Cisco may accurately use Licensor's product names in Cisco's advertising and promotional media; provided
            (i) that Cisco conspicuously indicates in each such medium that such names are trademarks of Licensor, and (ii) that, as requested by Licensor from time to time, Cisco submits all such media to Licensor for prior approval and follows reasonable trademark usage guidelines communicated by Licensor.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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

      6.4 Obligation Upon Termination or Expiration. Upon expiration or termination of this Agreement for any reason, Cisco will immediately cease all use of Licensor trademarks, marks, and trade names that Licensor may adopt from time to time and, at Licensor's election, either destroy or deliver to Licensor all materials in Cisco's control or possession which bear such marks or names.

      6.5 Trademarks. In connection with its rights hereunder, Cisco may use its name and any of its trademarks, trade names, logos and/or slogans or those of any third party in connection with the license, sublicense or distribution of the Software and any end-user documentation, marketing, or sales literature used with the Software. If Cisco contemplates the use or inclusion of a trademark, trade name, logo and/or slogan of a direct competitor of Licensor for a Cisco product which also contains the Software, Cisco will consult with Licensor regarding how to reasonably avoid inaccuracy or confusion as to the origin or ownership of the Software contained in such Cisco product.

      6.6 Copyright Notices. Cisco shall ensure that all copies of the Software in Cisco's possession or control incorporate copyright and other proprietary notices in the same manner that Licensor incorporates such notices in the Software and Documentation or in any manner reasonably requested by Licensor, subject to reasonable modifications or removals pursuant to Cisco's branding of the Software.

      6.7 Packaging. Unless otherwise requested by Cisco, packaging for the Software shall be Cisco's responsibility. Upon the request of Cisco, Licensor shall package the Software according to the Cisco standard packaging guidelines in effect at the time of the request. Within a reasonable time after the request for Licensor to package the Software, Cisco shall deliver its product packaging guidelines to Licensor. Cisco and Licensor shall thereafter mutually agree upon the price and the payment terms for such services.

7. SUPPORT

      7.1 Support. Licensor shall provide the support services described in Exhibit G on the terms and conditions set forth therein.

      7.2 Suggested Enhancements. Cisco shall communicate to Licensor its knowledge of any problems encountered with the Software or any modifications, design changes or improvements of the Software suggested by a customer of the Software ("Suggestions"). Cisco further agrees (i) that Licensor shall own all right, title and interest in and to any modifications, enhancements or improvements to the Software made by Licensor as the result of a Suggestion provided by Cisco ("Suggested Enhancements") , without the payment of any additional consideration thereof to Cisco and (ii) that, if applicable upon Licensor's reasonable request, it will cooperate with Licensor in connection with perfecting and enforcing Licensor's rights, title and interest to any Suggested Enhancements.

8. SOFTWARE ESCROW

      Upon execution hereof, the parties shall enter into an "Escrow Agreement" in the form attached hereto as Exhibit H.

9. REPRESENTATIONS AND WARRANTIES

      9.1 Representations and Warranties of Licensor. Licensor hereby represents and warrants to Cisco and its Affiliates as follows:

            (a) Licensor has the full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights and licenses granted to Cisco in this Agreement.


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

            (b) For a period of [***], the Software will (i) perform substantially in accordance with the applicable published or mutually agreed upon specifications and related documentation provided by Licensor and substantially achieve any function described therein and (ii) be free from defects in materials, workmanship or design. Licensor will promptly correct or replace (at its option) any defective Software. NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF QUALITY, PERFORMANCE, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOR ARE THERE ANY WARRANTIES CREATED BY A COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. LICENSOR DOES NOT WARRANT THAT THE SOFTWARE WILL MEET CISCO'S NEEDS OR BE FREE FROM ERRORS, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED. THE FOREGOING EXCLUSIONS AND DISCLAIMERS ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE FEES CHARGED FOR THE SOFTWARE.

      9.2 Representations and Warranties of Cisco. Cisco hereby warrants and represents to Licensor that Cisco has the full power to enter into this Agreement and to carry out its obligations under this Agreement.

10. INDEMNIFICATION

      10.1 Indemnification by Licensor. Licensor shall defend, indemnify and hold harmless Cisco and its Affiliates, officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damages, liabilities, settlement, costs or expense (including legal expenses and the expenses of other professionals) as incurred, resulting from or arising out of (i) any claim of product liability in any way relating to the Software; or (ii) any claim which alleges that any Software provided to Cisco hereunder or the use, manufacture, import, service, support or distribution thereof, all solely as authorized herein, infringes upon, misappropriates or violates any trade secret under the laws of the United States, patent or trademark under the laws of the United States, Canada or a member country of the European Union and/or copyright under the laws of any adherent to the Berne Convention of persons, firms or entities who are not parties to this Agreement. As a condition to such defense and indemnification, Cisco will provide Licensor with prompt written notice of the claim and permit Licensor to control the defense, settlement, adjustment or compromise of any such claim. Cisco may employ counsel at its own expense to assist it with respect to any such claim; provided, however, that if such counsel is necessary because of a conflict of interest of either Licensor or its counsel or because Licensor does not assume control, Licensor will bear the expense of such counsel. Cisco shall have no authority to settle any claim on behalf of Licensor.

      10.2 Licensor's Efforts. If the manufacture, use or distribution of the Software is enjoined or becomes the subject of a claim of infringement, Licensor shall use best commercially reasonable efforts at its option to: (i) obtain such licenses; or (ii) make such replacements or modifications as are necessary to the continue the manufacture, use or distribution of the Software without infringement and in compliance with the specifications, if any, and Documentation. If Licensor is unable to achieve either of the foregoing within thirty (30) days (or such longer period as determined by Cisco in good faith) after the holding of infringement or the entry of the injunction, as applicable, Licensor shall promptly refund to Cisco the license fees or royalties paid for any Software, the use, manufacture, import, support, service or distribution of which is legally prohibited. Except to the extent reduced by payments described in this paragraph, nothing in this paragraph shall limit any other remedy of Cisco.

      10.3 Exceptions to Licensor Indemnity. Licensor shall have no obligation under paragraphs 10.1 and 10.2 to the extent any claim of infringement or misappropriation results from (i) use of the Software in combination with any other product, end item, or subassembly not intended by Licensor if the infringement would not have occurred but for such combination; (ii) any claim based on Cisco's use of the Software after Licensor has informed Cisco of modifications or changes in the Software required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Licensor's suggestions; or (iii) use of the Software other than as permitted under this Agreement, if the infringement would not have occurred but for such use.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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11. CONFIDENTIALITY

      11.1 Agreement as Confidential Information. The parties shall treat the terms and conditions and the existence of this Agreement as Confidential Information. Each party shall obtain the other's consent prior to any publication, presentation, public announcement or press release concerning the existence or terms and conditions of this Agreement. The parties understand and agree that, to the extent that either party is required to disclose the existence of this Agreement or the terms hereof pursuant to any applicable law, order or regulation of any government or regulatory entity, it is permitted to do so, but each party shall to the extent reasonably possible, provide the other party with prior notice and cooperate with the other party to limit or redact the required disclosure.

      11.2 Confidential Information. The parties shall comply with the provisions of the Non-Disclosure Agreement attached hereto as Exhibit J (the "NDA"). To the extent that the term stated in the NDA terminates prior to the termination of this Agreement, the parties agree that the term of the NDA shall be automatically extended to the term of this Agreement.

12. LIMITATION OF LIABILITY

      EXCEPT AS PROVIDED UNDER SECTION 10 (INDEMNITY), UNDER NO CIRCUMSTANCES WILL EITHER PARTY (WHICH IN THE CASE OF CISCO, INCLUDES AFFILIATES OF CISCO) BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT. THIS SECTION DOES NOT LIMIT EITHER PARTY'S LIABILITY FOR BODILY INJURY OF A PERSON, DEATH, OR PHYSICAL DAMAGE TO PROPERTY. THIS LIMITATION WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

13. TERM AND TERMINATION

      13.1 Term. Unless terminated earlier as provided herein, this Agreement shall commence on the Effective Date and end on January 31, 2004, unless terminated sooner by written notice given by a party pursuant to this Section. This Agreement shall be renewed automatically for additional successive one (1) year periods, unless notice of non-renewal is given to the other no later than sixty (60) days prior to the expiration of the initial term or then current renewal term.

      13.2 Termination for Convenience. Cisco may terminate this Agreement at any time for its convenience, for no reason or for any reason, upon delivery of written notice to Licensor. In the event of such termination, Licensor shall be entitled to receive and retain all License payments made or payable by Cisco in accordance with Exhibit A and otherwise pursuant to this Agreement.

      13.3 Termination for Cause. This Agreement may be terminated by a party for cause immediately upon the occurrence of and in accordance with the following:

            (a) Insolvency Event. Either may terminate this Agreement by delivering written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for either party or its property;
(ii) either makes a general assignment for the benefit of its creditors; (iii) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) days; or (iv) either party is liquidated or dissolved.

            (b) Change of Control. If there is a change in ownership representing twenty percent (20%) or more of the equity ownership of a party, the other party may, at its option, terminate this Agreement upon written notice to the party undergoing such change in control.

            (c) Default. Either party may terminate this Agreement effective upon written notice to the other if the other party violates any material covenant, agreement, representation or warranty contained herein in


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any material respect or defaults or fails to perform any of its material obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within thirty (30) days after notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reason thereof. Possible material breaches by Cisco would include, but not be limited to,: (i) reverse engineering of Software by Cisco; (ii) violation of the license rights granted herein; or (iii) nonpayment of undisputed license and/or support fees. Possible material breaches by Licensor would include, but not limited to: (i) failure to provide support in accordance with Exhibit G hereto;
(ii) failure to perform interoperability testing, (iii) failure to comply with the terms of the escrow agreement set forth in Exhibit H; or (iv) violation of Licensor's confidentiality or indemnity obligations.

      13.4 Survival; Support After Termination. Sections 2.1, 2.3, 2.4, 2.5, 2.6, 2.7, 3, 6.4, 8, 9, 10, 11, 12, 13 and 14 shall survive termination or expiration of this Agreement. Furthermore, in the event of any termination or expiration of this Agreement (i) all end-user licenses shall remain in effect, except to the extent that they are terminated pursuant to their own terms and conditions; and (ii) Licensor shall continue to make available maintenance support to Cisco at Licensor's prevailing rates for a minimum of two (2) years after termination or expiration in accordance with Exhibit G.

Notwithstanding anything in the foregoing to the contrary, in the case of termination by Cisco for cause pursuant to Section 13.3, all end user licenses shall remain in effect and Cisco's license rights under Sections 2.2 shall survive only for a period of six (6) months following such termination and only with respect to Software then in inventory or subject to any pending purchase order.

      13.5 Return of Materials Upon Termination. Within thirty (30) days after the termination or expiration of this Agreement, Cisco will return or destroy all sets of Software masters, all other copies of the Software, all Documentation, Proprietary Information and other materials delivered or furnished by or on behalf of Licensor to Cisco hereunder. Within thirty (30) days after the termination or expiration of this Agreement, Licensor will return or destroy all Proprietary Information and other materials delivered or furnished by or on behalf of Cisco to Licensor hereunder. Cisco shall be entitled to retain any required Licensor Confidential Information solely to continue to support the Software.

14. MISCELLANEOUS

      14.1 Force Majeure. Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties. In the event Licensor fails to deliver any Software including without limitation, updates, bug fixes or maintenance releases due to such causes, Cisco may terminate this Agreement or any part hereof as to such Software not delivered. Licensor shall resume performance under this Agreement immediately after the delaying cause ceases and, at Cisco's option, extend the then current term period for a period equivalent to the length of time the excused delay endured.

      14.2 Compliance with Laws. Each party agrees that in performance of its obligations under this Agreement it shall comply with all applicable federal, state, local laws and ordinances now or hereafter enacted.

      14.3 Import and Export. Cisco hereby acknowledges that the Software supplied by Licensor under the Agreement is subject to export or import controls under the laws and regulations of the United States (U.S.). Cisco shall comply with such laws and regulations, and agrees not to knowingly export, re-export, import or re-import or transfer Software without first obtaining all required U.S. Government authorizations or licenses. Licensor and Cisco each agree to provide the other information and assistance as may be reasonably required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documents. Licensor shall provide Cisco with information and assistance as may reasonably be required in connection with executing import, export, sales, and trade programs, including but not limited to, Manufacturer's Affidavits, Harmonized Tariff Schedule, Export Control Classification Number, qualification information (eg. origin), and U.S. Federal Communications Commission's identifier when applicable.


                                                                    Page 8 of 47
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      14.4 Relationship of Parties. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

Contractors of both parties shall comply with all applicable environmental federal, state and local laws, regulations and ordinances, including but not limited to the laws and regulations of the United States, relating to this Agreement and the services and/or products provided hereunder. In the event that a party's performance of its obligations under this Agreement requires the delivery to or handling by the other party or the other party's contractors of hazardous materials as specified in the U.S. Department of Transportation, Title 49 or OSHA standards or regulations, such party will promptly notify the other party and upon request will provide the other party and affected contractors of the other party with material safety data sheets and such other documentation reasonably necessary for compliance with applicable laws and regulations. Notwithstanding the foregoing, a party shall be fully responsible under this Agreement for any liability resulting from its actions in supplying or transporting hazardous materials or otherwise failing to comply with environmental laws and regulations.

      14.5 No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Cisco and Licensor any rights, remedies or other benefits under or by reason of this Agreement.

      14.6 Equitable Relief. Each party acknowledges that a breach by the other party of any confidentiality or proprietary rights provision of this Agreement may cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching party may institute an action to enjoin the breaching party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and a party may seek the entry of an injunction enjoining any breach or threatened breach of those provisions, in addition to any other relief to which the non-breaching party may be entitled at law or in equity.

      14.7 Attorneys' Fees. In addition to any other relief awarded, the prevailing party in any action arising out of this Agreement shall be entitled to its reasonable attorneys' fees and costs.

      14.8 Notices. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), to the Project Manager of the other party. Notices will be deemed effective the next business day after receipt by the party to be notified. A copy of any notice shall be sent to the following:

        ---------------------------------------------------------------
        Cisco Systems, Inc.                Visual Networks
                                           Operations, Inc.
        ---------------------------------------------------------------
        170 West Tasman Drive              2092 Gaither Road
        ---------------------------------------------------------------
        San Jose, CA  95134                Rockville, MD 20850
        ---------------------------------------------------------------
        Attn: VP Legal Services and        Attn: Corporate Counsel
        General Counsel
        ---------------------------------------------------------------
        Fax:  (408) 526-7019               Fax (301) 296-2731
        ---------------------------------------------------------------

      14.9 Assignment. Except for Affiliates of Cisco, who are permitted assignees of this Agreement, neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party. Any attempted assignment or delegation by a party without the written consent of the other party will be void. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns. For purposes of this Section, a twenty percent (20%) change in control shall constitute an assignment.

      14.10 Waiver and Modification. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the parties.

      14.11 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

      14.12 Controlling Law and Jurisdiction. This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of New York and the United States, without regard to the conflicts of laws provisions thereof. The exclusive jurisdiction and venue of any action with respect to the subject matter of this Agreement shall be the state or federal courts of the State of New York and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

      14.13 Headings. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement.

      14.14 Entire Agreement. This Agreement, including all exhibits which are incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter. For the avoidance of doubt, this Agreement does not replace or supercede the surviving terms of the Interoperability and Marketing Agreement and/or the New World Ecosystem Program Agreement, each between the parties hereto.

      14.15 Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

      14.16 Basis of Bargain. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

CISCO SYSTEMS, INC.                   VISUAL NETWORKS OPERATIONS, INC.
"Cisco"                               "Licensor"

By:   /s/ Anson Chen                  By:   /s/ Steven G. Hindman
   --------------------------            -----------------------------

Name:    Anson Chen                   Name:   Steven G. Hindman
     ------------------------              ---------------------------

Title:   VP/GM NMSTG                  Title:  Executive Vice President
      -----------------------               --------------------------
Date:    December 2, 2002             Date:    December 3, 2002
     ------------------------              ---------------------------

                                TABLE OF EXHIBITS

 EXHIBIT A -  SOFTWARE AND ROYALTIES
 EXHIBIT B -  SOFTWARE SPECIFICATIONS
 EXHIBIT C -  PROJECT MANAGERS
 EXHIBIT D -  INTEROPERABILITY TESTING GUIDELINES
 EXHIBIT E -  END USER DOCUMENTATION
 EXHIBIT F -  TRADEMARKS AND TRADEMARK USAGE GUIDELINES
 EXHIBIT G -  LICENSOR SUPPORT
 EXHIBIT H -  ESCROW AGREEMENT
 EXHIBIT I -  END USER LICENSE
 EXHIBIT J -  NON-DISCLOSURE AGREEMENT

                                    EXHIBIT A

                             SOFTWARE AND ROYALTIES

      1. Payment. For each Software copy reproduced and distributed for revenue by or under the sublicense rights of Cisco, Cisco shall pay a per copy royalty of [***] of Net Invoice Price received by Cisco from the distribution of the Software. In the event Software is sold on a stand-alone basis, "Net Invoice Price" shall mean the Cisco's actual revenue received from the distribution of the Software hereunder, less deductions for refunds, returns, taxes, export fees and duties.

In the event Software is bundled with other Cisco products, "Net Invoice Price" shall mean the amount equal to Licensor's Proportionate Share (as determined below) of Cisco's actual revenue received from the distribution of the Software hereunder, less deductions for refunds, returns, taxes, export fees and duties. "Licensor's Proportionate Share" shall be determined by dividing the reference price of the Software by the sum of the list prices of the bundle components.

[***]

      2. Payment Terms. All undisputed royalties will be paid quarterly, pursuant to Cisco's fiscal year. Cisco will provide Licensor within forty-five
(45) days after the end of a Cisco fiscal quarter, (a) a report, substantially in the form as follows, showing the total invoices sent to Cisco's customers in the previous quarter and the Net Revenue received therefrom; and (b) a payment equal to royalties owed to Licensor related thereto (or, if the credits owed to Cisco hereunder exceed the amount of royalties owed in a particular quarter, an invoice, payable by Visual within thirty (30) days of receipt, for the amount of the excess). Cisco shall be entitled to credit for returns of the Software within [***] days from the date Cisco ships the Software. Any such credit will be offset against or deducted from royalties or other fees due to Licensor hereunder. In the event a customer makes a return for which Cisco does not receive a credit, Cisco shall be entitled to a credit against a future purchase by the same customer of the returned Software (or a subsequent version of such Software). To the extent that any royalties are in dispute, the parties agree to reasonably cooperate to resolve such dispute as quickly as reasonably possible.

Licensor retains complete discretion to change its software product price list or to discount the list price of its products. Notwithstanding any changes in Licensor's software product price list, the prices set forth in the Reference Price List shall not increase during the term of this Agreement. Licensor shall provide Cisco with written notice of a modification to its software product price list ninety (90) days before the effective date of any such modification unless the parties agree in writing to a shorter notice period. If Licensor's list price on its software products is reduced, Licensor will extend the price reduction to Cisco as of the date of written notice of such price reduction.

CISCO SYSTEMS
FY -YEAR-
-QUARTER-

-----------------------------------------------------------
Software          Units Shipped      Net       Royalty
                                     Invoice
                                     Price
-----------------------------------------------------------
Xxxxx
-----------------------------------------------------------

-----------------------------------------------------------
Yyyyy
-----------------------------------------------------------
TOTALS:
-----------------------------------------------------------

                                                          ------------
                                     TOTAL ACCRUAL:       $0.0
                                                          ------------

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

      3. Audit Rights. Cisco shall maintain, for a period of [***] years after the end of the year to which they pertain, complete records of the Software manufactured and/or distributed by Cisco in order to calculate and confirm Cisco's royalty obligations hereunder. Upon reasonable prior notice, Licensor will have the right, exercisable not more than once every [***] to appoint an independent accounting firm or other agent reasonably acceptable to Cisco, at Licensor's expense, to examine such financial books, records and accounts during Cisco's normal business hours to verify the royalties due from Cisco to Licensor herein, subject to execution of Cisco's standard confidentiality agreement by the accounting firm or agent; provided, however, that execution of such agreement will not preclude such firm from reporting its results to Licensor. In the event an audit discloses an underpayment or overpayment of royalties due hereunder, the appropriate party will promptly remit the amounts due to the other party. If any such audit discloses a shortfall in payment to Licensor of more than five percent (5%) for any quarter, Cisco agrees to pay or reimburse Licensor for the expenses of such audit.

      4. [***]

      5. Support Compensation. Licensor shall be compensated for and shall perform Level 1 through Level 3 support, as follows:

(a) Initial Support Agreements: Cisco shall pay Licensor [***] of the net revenue received by Cisco of the portion of each initial Single-Year SAS Support Agreement, initial Multi-Year SAS Support Agreement and Master SAS Support Agreement sold covering support for the Software attributable to support of the Software. [***]

(b) Support Agreement Renewals: Cisco shall be responsible for generating all renewal sales and shall pay Licensor [***] of net revenue for each Support Agreement Renewal, provided that Licensor submits a report to Cisco within forty-five (45) days after each Cisco fiscal quarter end, detailing a list of Customers and Cisco support contracts expiring in the following quarter. Such report shall list the Customer name, Support Agreement number, term of support, effective date of support, the Software identification numbers being renewed, and the total list price. Cisco shall thereafter submit a quarterly renewal report to Licensor in accordance with subparagraph (e) below. Licensor's obligation to submit support renewal reports to Cisco is contingent upon Cisco providing report information identified in subparagraph (f) below to Licensor for Licensor to complete support renewal reports for otherwise new support contracts. Licensor's obligations to submit renewal reports shall cease when Cisco has implemented an automated ability to track Support Agreement renewals and has provided Licensor thirty (30) days' advance written notice of such automation.

(c) [***]

(d) Shared Support: Although Cisco will endeavor to discourage Support Agreement sales and Renewals to Customers by a Cisco service integrator through Cisco's SIS'98 or other shared support programs ("Shared Support") when such sale or renewals are identified and accepted, the same percentage compensation noted in subparagraph (b) above shall be paid to Licensor.

(e) [***]

(f) Quarterly Report: For Initial Support Agreements and Renewals, Cisco shall submit (a) a report to Licensor within forty-five (45) days after each Cisco fiscal quarter end, detailing each Customer invoiced for support during such quarter, the Customer name, Support Agreement number, term of support, effective date of support Software identification numbers, and the total list price; and
(b) a payment equal to support fees owed to Licensor by Cisco in accordance with this Section 5. Licensor shall identify and advise Cisco of any issues pertaining to the quarterly reports within fifteen (15) business days after receipt of Cisco's report. If no issues are raised with such timeframe, the report shall be deemed accepted by Licensor. Cisco and Licensor will work in good faith to resolve any issues within a further thirty-day period.

(g) Non-Payment: In the event that Cisco is not in receipt of the invoiced support fees due from a Customer, Cisco may terminate the support of that individual Customer, less a pro-rata amount for the Licensor's agreed support compensation commencing on the date support started through the date that Cisco notifies Licensor that it has

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

terminated support

(h) Credits: Section 3 of this Exhibit A to the Agreement regarding credit for returns or offsets against License fees due to Licensor also will apply with regard to maintenance and support fees. In addition, If a Cisco customer cancels or terminates its annual maintenance agreement with Cisco for which it has paid maintenance fees in advance and Cisco provides a pro-rata credit or refund to the customer of the unused portion of the maintenance fees paid, Licensor will provide Cisco with a credit or refund in the amount of the unused portion of the maintenance fees paid to Licensor. On a quarterly basis, Cisco will notify Licensor of such refund or credit.

(i) Payment Schedule: Cisco shall pay Licensor the compensation reflected in subsection (a), (b), and (e) above, as applicable, for the term of such Support Agreement or Support Agreement Renewal together with any additional percentage based upon customer satisfaction bonus goals outlined in Exhibit G and any additional fees for Shared Support, within forty-five (45) days after Cisco's fiscal quarter end. Any supplement payment or credit shall be paid to Licensor during the immediate subsequent quarter; whereby Cisco shall make one payment during its fiscal quarter to Licensor for all then-current applicable compensation. Any credit or refund due Cisco shall be issued or paid by Licensor within forty-five (45) days following the Cisco fiscal quarter in which Cisco provides notice of such credit or refund to Licensor.

(i) Change in Compensation: At any time after the first twelve (12) months from the effective date of Exhibit F, upon thirty (30) days' written notice to Licensor, Cisco may, at its election, request additional Software training above from Licensor so that Cisco may assume additional support obligations after such training. Such additional training shall be offered to Cisco at a [***] discount off Licensor's standard pricing for support training. If Cisco assumes additional support responsibilities, compensation to Licensor shall be negotiated in good faith at a lower compensation percentage.

k) [***]

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                   SCHEDULE 1
[***]

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                    EXHIBIT B

                             SOFTWARE SPECIFICATIONS

1. Software to be Licensed to Cisco - (a) Visual UpTime Performance Archive
                                          Managers (PAMs); and
                                      (b) license keys which enable PAMs to
                                          manage Cisco products with Visual
                                          UpTime functionality.

2. Cisco Property - None

                                    EXHIBIT C

                                PROJECT MANAGERS

For Cisco:

Program Manager
Jayesh Ghia
408 525-8675
jghia@cisco.com

Testing Project Manager
Kui Zhang
(408) 526-7603
kzhang@cisco.com

For Visual:

              ----------------------------
              Robin Brown
              ----------------------------
              Director, Product Management
              ----------------------------
              10169 N. Blaney Avenue
              Cupertino, CA  95014
              ----------------------------
              (408) 996-2002
              ----------------------------
              rbrown@visualnetworks.com
              ----------------------------

                                    EXHIBIT D

               INTEROPERABILITY AND ACCEPTANCE TESTING GUIDELINES

This Exhibit D specifies, or describes the process for specifying, interoperability, unit, and acceptance test criteria for tests, measures, and forms of test result reports required to test the ongoing interoperability of the Visual Networks products that will interact and integrate with Cisco's products under this Agreement.

1. Confidentiality. All test data, procedures and results will be treated as Confidential Information subject to the Confidential Information section in this Agreement.

2. Continued Operability and Improvement. The product components, including but not limited to, IE2100, Visual Uptime, CNS Event Gateway, IOS Service Assurance Agent (hereinafter referred to as "SAA") shall continue to function as stated in their respective documentation sets, with necessary deviations defined in the Technical Specifications. Any new releases of the Software shall represent an increase in functionality, performance, and usability, above and beyond the current available Visual Uptime, CNS Event Gateway and IOS SAA individual products.

3. Joint Testing. Visual Networks and Cisco will jointly test their products to determine compatibility, utilizing the test criteria herein. The results will be shared between the two companies. Each company will own their respective results.

4. Scope of Testing and Results. The features and functions shall be tested by Visual Networks, at unit, development, interoperability with Cisco products, scalability, performance and system testing levels, pursuant to testing criteria jointly developed by the parties and defined in the Engineering Test Plan. Visual Networks shall be able to demonstrate to Cisco how features and functions are tested, accompanied by design documentation, test procedures, and test results.

5. Final Look-and-Feel. The final acceptance of eventual Cisco look-and-feel, icons, integration, documentation, etc. shall be done by Cisco engineering, technical publications and marketing personnel as designated by the Cisco project manager and in accordance with the Product Requirements Document and for WAPMS and Exhibit E of this Agreement. This acceptance will not be unreasonably withheld.

6. Unit and Development Testing. The Software, in object code form, will be unit tested using simulators, code debugging tools, and lab equipment, as appropriate and described in the testing criteria develop under Section 4 of this Exhibit D (lab equipment is comprised of routers and necessary cards provided by Cisco solely for the purposes of developing and testing the Software). This testing will be the responsibility of the Visual Networks development team. The deliverable will be defined as: unit tested code ready for Validation Testing.

      6.1. Deliverables. Validation Tested Code ready for Acceptance Testing (the software deliverable will include an installable image, User Guide Final Content, Support Plan Final, Installation Manual Final Content) and a Unit Test Results Document including but not limited to: test criteria, description of test methodology, results

7. Interoperability and General Testing. Visual Uptime shall interoperate with the CNS Event Gateway, IOS devices, and all necessary software and hardware components comprising the WAPMS product/solution. Cisco shall make appropriate hardware and software available to Visual Networks in order that Visual Networks may perform required scalability and system testing. For the avoidance of doubt, it is understood that Cisco may choose to make such hardware and software available in its labs or otherwise on its premises. Interoperability testing shall be conducted by Visual Networks to verify operability, reliability and performance and test result reports shall be made available to Cisco. Cisco shall conduct acceptance testing based on these reports. Content of the reports and specific interoperability and acceptance test criteria will be jointly defined by the parties in the Engineering Project Plan for WAPMS.

7.1. Deliverables. Object Code certified to have passed interoperability and general testing (scalability, performance and system). Interoperability and general testing document including but not limited to: test criteria, description of test methodology, results.

8. Acceptance Testing. Product code will be frozen and sent to Acceptance Testing, which will use the test plan previously documented by the parties pursuant to Section 4 of this Exhibit D. In the course of this testing, a list of bugs will be generated in Cisco's internal Defect Tracking System (hereinafter referred to as "DDTS") with assigned severities for resolution based on standard Cisco severity definitions. This task is a joint effort and requires the combined efforts of Cisco and Visual Networks test personnel and Visual Networks development team personnel. Throughout this effort, defect tracking will comply with Cisco's DDTS process and will use Cisco's DDTS system.

      8.1. All entrance conditions must be met for Acceptance Testing, as specified in the Program Plan. These are: functional test cases executed, Validation Testing completed, all known bugs have been entered into DDTS, all bugs resolved as per severities listed in the program plan, all source code checked for memory leaks, all memory leaks documented in DDTS, all hardcopy documents completed.

      8.2. Deliverables. System Tested software, Clearcase entries completed, all hardcopy documents completed.

      8.3. The Cisco testing project manager will assess the conformance of the Software to the Engineering Test Plan and provide either a written acceptance or a written list of non-conformances to Visual Networks.

9. Retesting. Visual Networks and Cisco will seek to re-test products whenever a significant functional change that may affect interoperability is made to either party's product. The parties agree that it shall be the responsibility of each party to inform the other party of any significant functional change to its product(s) which may affect interoperability with the other's products. A re-test of products(s) will only be conducted when the parties agree that it is necessary.

                                    EXHIBIT E

                             END USER DOCUMENTATION

      1. Scope. Cisco may develop, write, manufacture and maintain all Software-related end user documentation so that it will have a Cisco "look-and-feel." (as defined below) and Licensor shall provide Cisco with such documentation on media sufficient to allow Cisco to reproduce such documentation as part of the Software pursuant to the licenses granted in this Agreement. In addition, Licensor hereby grants Cisco the right to modify, make derivative works of, and incorporate into Cisco product documentation the end user documentation provided by Licensor to Cisco hereunder.

            (a) End user Software documentation content is determined by the Software, and Cisco's documentation guidelines. Documentation will include, without limitation, user guides, software configuration and command reference guides, release notes and errata.

            (b) Cisco "look-and-feel" means Cisco's customer documentation templates, style guide, and printing standards, as defined and specified from time to time by Cisco.

            (c) Licensor agrees not to modify Cisco documentation templates.

      2. Electronic Publication. Licensor will provide an electronic copy of the end user documentation files (including all illustrations), for the life of the manual(s).

      3. Ownership. Cisco shall own all right, title and interest in the end user documentation (in any format or medium) with Cisco "look and feel" developed by or for Cisco pursuant to this Agreement (the "Cisco Documentation"); provided, however, that Licensor retains ownership of its pre-existing standard documentation, and the content thereof. Licensor hereby assigns to Cisco all right, title and interest to the Cisco Documentation and shall execute such instruments as Cisco may reasonably request to effect and record such assignment. Licensor may not distribute the Cisco Documentation in any format or medium or for any purpose, to any third party without the prior written consent of Cisco.

      4. Revision Cycles. Licensor will revise the end user manual(s) as necessary to accurately support the Software.

      (a) Licensor will issue Software release notes or errata in a timely manner, and provide them to Cisco.

      (b) Licensor will notify Cisco within thirty (30) days of Licensor's intent to revise a document.

      (c) Document revisions will include all relevant Software enhancements and new technical information.

      (d) With each revision, Licensor will provide electronic copies of files, as specified in Section 2 of this Exhibit.

                                    EXHIBIT F

                    TRADEMARKS AND TRADEMARK USAGE GUIDLINES

                            [VISUAL NETWORKS(R) LOG0]
                     Trademark Policy and Proprietary Notice

Visual Networks Technologies, Inc. is a Visual Networks holding company, which holds the rights to Visual Networks' intellectual property.

Our Brand Name

Our brand name is Visual Networks. The term "Visual" may not be used to refer to Visual Networks.

Our Logo

Please see Visual Networks' Logo Usage Guidelines.

                               Proprietary Notice

IF ONLY VISUAL NETWORKS MARKS APPEAR IN THE DOCUMENT:

(C) 2002 Visual Networks Technologies, Inc. All Rights Reserved. [list Visual Networks marks referenced in the document] are trademarks or service marks of Visual Networks Technologies, Inc.

IF NON-VISUAL NETWORKS MARKS APPEAR IN THE DOCUMENT:

(C) 2002 Visual Networks Technologies, Inc. All Rights Reserved. [list Visual Networks marks referenced in the document] are trademarks or service marks of Visual Networks Technologies, Inc. Other product or service names may be trademarks or service marks of their respective owners.

If there is a desire to specify the owner(s) of other marks, appropriate sentences may be added. For example: [mark] is a [service mark/trademark] of [owner name].

IF THE DOCUMENT IS NOT BEING CREATED BY VISUAL NETWORKS:

[list Visual Networks marks referenced in the document] are trademarks or service marks of Visual Networks Technologies, Inc.

The entity creating the document would include this within their copyright and trademark notices on the document.

For an up-to-date view of Visual Networks' proprietary notice, please visit the Visual Networks web site at www.visualnetworks.com.

Labeling Visual Networks Marks

Obtaining and protecting legal trademarks and service marks is something that must be taken seriously. Adjustments such as changing spacing, changing which letters are capitalized, or incorrectly using (R) when you intend to use (TM), or vice versa, can seem like minor details, but can lead to serious legal consequences.

It is common, and legally acceptable, to label a trademark or service mark with the (R) or (TM) symbol only once, at its initial usage in the body of a text document (as opposed to a title line or heading). It is not necessary to use the
(R) or (TM) labels after the first occurrence of a trademark or service mark in a prose document.

Questions? Contact Jeff Norton, Corporate Counsel, at 301.296.2742, jnorton@visualnetworks.com.

                                    EXHIBIT G
                                LICENSOR SUPPORT
                                   (Software)

This Exhibit F pertains to support for Licensor's Software.

Definitions: The following terms shall have the meaning assigned to them. Capitalized terms not defined herein shall have the meaning assigned to them in the Agreement.

"Agreement" means that OEM Software License Agreement by and between Licensor and Cisco, effective December 3, 2002.

"Customer" means Cisco's end-user of the Software who is requesting support.

"INSMBU" means Cisco's Intelligent Network Services Management Business Unit.

"Error" means a bug in the Software.

"Maintenance Release" means an incremental release of Software that provides maintenance fixes and may provide additional Software features. Maintenance releases are designated by Cisco as a change in the digit(s) to the right of the tenths digit of the Software version number [x.x.(x)].

"Major Release" means a release of Software that provides additional Software features and/or functions. Major Releases are designated by Cisco as a change in the ones digit of the Software version number [(x).x.x].

"Minor Release" means an incremental release of Software that provides maintenance fixes and additional Software features. Minor releases are designated by Cisco as a change in the tenths digit(s) of the Software version number [x.(x).x].

"Multi-Year Support Agreement" means a Support Agreement having a term greater than one (1) year.

"SAS" means Cisco's current standard software application service offering which includes Software bug fixes and patches and maintenance Updates (Minor Releases). .

"Single-Year Support Agreement" means a Customer Support Agreement having a term of at least one (1) year, but less than two (2) years.

"Support Agreement" means a support contract between Cisco and a Customer for the provision by Cisco of support and maintenance for the Software and shall include contracts for the initial period of support, renewal of such support, and reinstatement of expired support.

"Support Agreement Renewals" means Software maintenance, which is purchased by a Customer at least twelve (12) months after the initial Support Agreement.

"Updates" means Maintenance Releases, Version Releases, and/or Major Releases which contain the same configuration as originally acquired.

"Version Release" means an incremental release of Cisco Software that provides maintenance fixes and additional Software features. Version releases are designated by Cisco as a change in the tenths digit(s) of the Software version number [x.(x).x].

1. SUPPORT LEVEL DEFINITIONS

1.1 Level 0 Support. Level 0 Support means that Customer shall have access to Cisco's Global Call Center and shall have access to Cisco's Technical Assistance Center for verifying Software support entitlement. Level 0

Support shall be provided directly to Customer customers by Cisco.

1.2 Level 1 Support. Level 1 Support includes the ability to provide general Software information and configuration support; collect relevant technical problem identification information; perform base problem determination; provide basic support on the standard protocols and features. Level 1 Support shall be provided directly to Customers by Licensor.

1.3 Level 2 Support. Level 2 Support includes Level 1 Support plus the ability to support problem isolation and Software specification defect determination; provide lab simulation and interoperability testing; define an action plan; analyze traces; provide advanced support on all protocols and features; filter non-technical problems from technical problems, reproduce problems in a lab, and diagnose problems remotely. Level 2 Support shall be provided directly to Customers by Licensor.

1.4 Level 3 Support. Level 3 Support includes fixing or generating workarounds for Software bugs and troubleshooting bugs that were not resolved during Second Level Support. Level 3 Support shall be provided directly to Customers by Licensor.

2. PROBLEM PRIORITIES DEFINITIONS

Problem priorities shall be classified as follows:

2.1 Priority 1: Cisco's customer is experiencing problems with the Software, which is causing critical impact to business operations if service is not restored quickly. No work-around is available. If a work-around is available, the priority may be reduced to either a Priority 2, Priority 3 or Priority 4, as identified below. Cisco, Cisco's customer, and Licensor will commit full-time resources around the clock to resolve the situation.

2.2 Priority 2: Cisco's customer is experiencing problems with the Software, which is impacting significant aspects of business operations. No work-around is available. If a work-around is available, the priority may be reduced to either a Priority 3 or Priority 4, as identified below. Cisco, Cisco's customer, and Licensor will commit full-time resources during Business Hours to resolve the situation.

2.3 Priority 3: Cisco's customer's network performance is degraded. Network functionality is noticeably impaired, but most business operations continue.

2.4 Priority 4: Cisco or Cisco's customer requires information or assistance on Software capabilities, installation, or configuration.

2.5 "Business Hours" means 6:00 a.m. to 6:00 p.m., Pacific Standard Time, Monday through Friday, excluding Cisco-observed holidays.

3. ESCALATION GUIDELINES

3.1 The following table sets forth the escalation guidelines by which Licensor shall address customer support problems reported by Cisco and involve its management personnel to address such problems. Priority 1 problem escalation times are measured in calendar hours, twenty-four (24) hours per day, seven (7) days per week. Priority 2, Priority 3, and Priority 4 escalation times correspond with Business Hours. The Licensor manager to whom the problem is escalated will take ownership of the problem and ensure that updates are provided to the appropriate Cisco personnel. Cisco-initiated escalation's will begin at the Technical Support Group Leader level and proceed upward. This will allow those most closely associated with the support resources to correct any service problems quickly.

3.2 It is Cisco's policy to work with its customer to establish the Priority for a problem and to accept the customer's determination of the Priority. Licensor shall accept the Priority designation agreed to by Cisco and

Customers and communicated to Licensor by Cisco. Licensor will work with Cisco according to the processes and procedures contained in this Exhibit F.

-------------------------------------------------------------------------
Elapsed Time  Priority 1       Priority 2     Priority 3     Priority 4

-------------------------------------------------------------------------
              Technical
1-Hour        Support
              Group Leader

-------------------------------------------------------------------------
              Technical        Technical
4-Hour        Support          Support
              Director         Group Leader
-------------------------------------------------------------------------
              Vice President   Technical
24-Hour       Engineering      Support
                               Director
-------------------------------------------------------------------------
48-Hour       President (CEO)  Vice
                               President
                               Engineering
-------------------------------------------------------------------------
72-Hour                                       Technical
                                              Support
                                              Group Leader
-------------------------------------------------------------------------
96-Hour                        President      Technical      Technical
                               (CEO)          Support        Support
                                              Director       Group
                                                             Leader
-------------------------------------------------------------------------

        1.    Name: Linda Vargas
              Title: Tech Support Lead
              Phone: (301) 296-2738
              Pager or Cell: (301) 529-9037
              Email: lvargas@visualnetworks.com

        2.    Name: Jeff Rotruck
              Title: Director, Customer Service
              Phone:   (301) 296-2328
              Pager or Cell:  (240) 401-4406
              Email: jrotruck@visualnetworks.com

        3.    Name: Wayne Fuller
              Title: EVP, Product Operations
              Phone: (301) 296-2673
              Pager or Cell:  (703) 629-3427
              Email: wfuller@visualnetworks.com

        4.    Name: Peter Minihane
              Title: President & CEO
              Phone: (301) 296-2365
              Pager or Cell: (240) 401-4863
              Email: pminihane.visualnetworks.com

4. SUPPORT

4.1 Software Support. Licensor will support any release of Software for the longer of: (a) the time until the general availability of the release that is two releases after such release; and (b) twenty-four (24) months, meaning that for that time period, Errors in that release will be corrected either by means of a patch or correction to that release. For a period of twelve (12) months after the initial Software Support term for a release referenced above, Software Support shall be offered to Cisco, if requested by Cisco, at Licensor's reasonable and customary time and materials rates. Subject to the prior written approval of the Cisco Serviceability Design Engineer for the Software, which approval shall not be unreasonably withheld, a subsequent release may be substituted to correct an Error in any Software release. Software releases shall be downward compatible, so that new releases are compatible with pre-existing configurations and data formats. Whenever commercially reasonable, Licensor shall have the capability to electronically transfer Software updates, upgrades, and patches/fixes to Cisco.

4.2 Customer Support. Cisco will provide Level 0 Support in the same manner that it provides such support for its other similar Software. Licensor will provide Level 1 Support, Level 2 Support, and Level 3 Support to a Customer by telephone and/or e-mail seven (7) days a week, twenty-four (24) hours per day, with a maximum one (1) hour telephone response time for all Priority 1 and Priority 2 problems. In the event that diagnostics and troubleshooting are required at a Customer site, as reasonably determined by Cisco, Cisco and Licensor will provide, at their own expense, the necessary resources for problem resolution in accordance with each party's respective obligations hereunder. Each party shall be entitled to recover its actual and reasonable expenses from the other party or from the Customer if it is later determined that the cause of the problem is so attributable. Cisco shall provide Licensor feedback on any Software bugs and potential fixes. Licensor shall use commercially reasonable efforts to resolve Software bugs.

4.3 Initial Call Flow Process

(a) Customer contacts Cisco's Global Call Center ("GCC") via Cisco's "800" number or the Customer opens their own case on-line via Cisco Case Open Tool. The GCC shall perform Level 0 Support by verifying customer support entitlement and opening a case in Cisco's CARE database ("Clarify"). The case is then dispatched to the INSMBU-VISUAL NETWORKS CARE queue, which shall generate an internal case at nfm-Licensor-support@cisco.com, which shall be forwarded to Licensor's support email alias as provided to Cisco by Licensor Technical Support Group ("TSG"). INSMBU shall send a page for all P1 and P2 cases to the appropriate Licensor technical support pager and make reasonable efforts to send an email message and a message to support@visualnetworks.com and a message via phone to (800) 708-4784. In that respect, Licensor TSG shall provide its technical support schedule to Cisco and update such schedule if there are any changes via email. Licensor TSG shall report the time that it contacted the Customer, which is based on the support priority reflected in Section 4.4 below, and the associated Licensor case number to INSMBU within twenty-four hours after initial case response. Licensor TSG shall provide INSMBU with case updates on a weekly basis or more often if reasonably requested by Cisco. In turn, INSMBU will update cases in CARE on a weekly basis. While Licensor TSG is working on the case, INSMBU will update the case in CARE stating "This case is currently being supported by our third-party Licensor. The LICENSOR case reference is:
XXXX. If you have any questions, please call 1-800-LICENSOR_TSG." Licensor TSG will notify INSMBU when the case is ready to be closed. INSMBU will close the case when resolved, with case details. A customer satisfaction survey, as reflected in Section 9 hereinbelow, will be sent via CARE to the Customer after the case is closed.

(b) A troubleshooting tips document for the Software, prepared and maintained by Licensor TSG, will be made available to Cisco for Customer's on-line use in troubleshooting the problem, without Cisco's or Licensor's assistance. If the problem is not resolved, the case will be escalated to Licensor's TSG to perform Level 1, Level 2, and Level 3 Support, as appropriate. Licensor TSG may consult with INSMBU if necessary, but will work directly with the Customer to resolve a Software problem. INSMBU may occasionally call Licensor's TSG directly for case status.

(c) When Cisco's Customer Support database is modified by Cisco to allow appropriate supplier access, Licensor and Cisco will work in good faith to develop a call flow transition plan so that all case information is updated and transferred to the Cisco database.

4.4 Support Prioritization and Escalation Guidelines. To ensure that all Software problems and technical inquiries are reported in a standard format, Licensor will use and comply with the problem priority definitions and escalation guidelines herein pursuant to Section 3.2. Based on the priority of a Software problem, Licensor will provide to Cisco fixes or work-arounds in the following time frames:

o Priority 1: Fix or work-around within eight (8) hours of problem report to Licensor;

o Priority 2: Fix or work-around within two (2) business days of problem report to Licensor;

o Priority 3: Fix or work-around within two (2) weeks of problem report to Licensor;

o Priority 4: Fix or work-around within one (1) month of problem report to Licensor.

For Priority 3 or Priority 4 problems, if Licensor is unable to meet the time frames listed above, the Licensor will provide to Cisco within that time frame, at a minimum, a plan for addressing the problem.

4.5 Support Documentation. Promptly upon Cisco's written request, Licensor will supply Cisco with all technical documentation and resources that Cisco reasonably determines to be useful or necessary to perform Customer support or to analyze the technical benefits and risks of introducing new releases of Software into the Customer base. Such support documentation will include, without limitation: (i) Software specifications, (ii) release notes, (iii) debugging/support tools, and (iv) where available, lists of all error messages with explanations as needed and recommended actions. Licensor will regularly supply Cisco with all release notes or other documentation defining the relevant Software information, symptoms, solutions or work-arounds for Software problems. Licensor will keep accurate records of Software bugs and make such reports available to Cisco at least quarterly. Licensor will maintain an electronic means (e.g., an FTP server) through which Cisco can obtain up-to-date information on Software bugs, fixes, and code updates. During the term of this Agreement, Licensor will provide such support to Cisco at no charge.

5. Training.

5.1 Upon Cisco's request, Licensor shall offer, at no cost to Cisco, prior to Licensor's first commercial shipment of any major Software release and at least annually thereafter, general Software training in the service and maintenance of Licensor's Software as mutually agreed by the parties, so that Cisco can perform its then-current support obligations hereunder. Cisco shall be responsible for all travel expenses, which Cisco may incur in connection with such training. Upon Licensor's request and as mutually agreed by the parties Cisco shall offer, at no cost to Licensor technical training on its software which is associated with Licensor's Software so that Licensor can perform its then-current support obligations hereunder. Licensor shall be responsible for all travel expenses, which Licensor may incur in connection with such training. The parties shall use commercially reasonable efforts to schedule such training concurrently to minimize travel costs.

5.2 Upon Cisco's request, more detailed Software training shall be offered to Cisco at such time and place as reasonably and mutually agreed, which shall include, if necessary, compatibility issues and engineering debug capabilities. All of Licensor's reasonable expenses in connection with such additional training shall be pre-approved and reimbursed by Cisco, consistent with Cisco's standard policies. Such additional training shall be offered to Cisco at a [***] discount off Licensor's standard pricing for support training. Cisco shall be responsible for all travel expenses, which Cisco may incur in connection with such training.

6. Global Business Reviews. Unless otherwise mutually agreed, business reviews will be held remotely on a quarterly basis, after the close of Cisco's fiscal quarter, to assess Licensor's performance against the support objectives. Reviews will include the resetting of support standards for subsequent periods, establishing and measuring the performance record of Licensor, reviewing levels of call escalations and resolutions, providing general business updates, identifying any process improvement opportunities, reviewing forecasts of anticipated demand for the next one-hundred and eighty (180) day period, reviewing any quality assurance issues, reviewing any customer satisfaction issues, and addressing any other issues raised with reasonable advance notice by either party. Each party will provide any information, which is reasonably requested by the other party and will work with the other party to resolve any issues, concerns or problems identified within a reasonable amount of time. The location and/or meeting method will be mutually agreed upon by the parties and will be attended by the respective parties' Account Representative and by such other personnel as are appropriate.

7. Support Level Requirements:

7.1 Licensor shall:

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(a) Provide all the labor, expertise, and skills necessary for the performance of the support services in a manner reasonably satisfactory to Cisco and Cisco's customers. Licensor shall provide a Technical Tips Sheet for Customer's access on-line, describing the top ten support problems and solutions and use Cisco's phone support script as provided to Licensor by Cisco . The Technical Tips Sheet shall be available to Cisco electronically and shall be updated by Licensor TSG from time to time.

(b) [***]

(c) Identify bugs in other Cisco Software, which is associated with the Software as well as the Software and communicate those bugs to Cisco's DE on a weekly basis.

(d) Employ competent technical support and maintenance organizations, and use professional standards in the industry while performing services to Cisco and Customers hereunder.

(e) Provide Software patches and bug fixes to Cisco electronically so that Customers can access such updates and upgrades from Cisco's software upgrade tool.

(f) Upon Cisco's request, keep Cisco advised on the progress of the Customer support cases and the status of the support services.

(g) Keep accurate records of support services performed, evidence of which Licensor shall provide to Cisco upon resolution of each customer case.

(h) Upon reasonable advance notice, permit any designated representative of Cisco to periodically review during normal business hours Licensor's support center and observe the personnel who are performing support services for Cisco.

(i) Establish a problem reporting and tracking mechanism of support services performed by Licensor, which is reasonably acceptable to Cisco.

(j) Keep Cisco informed as to any problems, which involve the Software and/or Cisco technologies or impact Licensor's ability to deliver service or solutions to Cisco's customer, to communicate such problems promptly to Cisco, and to assist Cisco in the resolution of such problems.

(k) Appoint a relationship manager whose primary responsibility will be to work with the designated Cisco Serviceability Design Engineer or Cisco DE to manage the implementation of the support model, act as the focal point for day-to-day support issues and problem escalations, and participate in Cisco support-related activities.

Licensor shall not:

(a) Subcontract its duties and responsibilities hereunder to any other person or entity, in whole or in part, without prior written notice to and approval by Cisco, which consent shall not be unreasonably withheld.

(b) Disclose any Cisco customer support information to third parties without Cisco's prior written consent.

(c) Assign this support exhibit or any rights hereunder, without Cisco's prior written consent.

8. Customer Satisfaction

8.1 Customer Satisfaction Survey: Cisco will survey its Customers under Software Support for the purpose of ensuring customer satisfaction with the Software and Licensor's support. For such purposes, Licensor shall provide Cisco with any necessary customer contact information to conduct such a survey. Cisco shall accumulate a monthly average of the customer satisfaction scores from these surveys (sample attached).

8.2 Customer Satisfaction Scores: Customer satisfaction survey scores are defined as follows:

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

"Delighted Score" means that all survey questions had a response of 5.

"Dissatisfied Score" means that one or more survey questions had a response of 1 or 2.

"Satisfied Score" encompasses everything else, i.e. no 1's and 2's, but not all 5's.

8.3 Customer Satisfaction Goals and Bonus: Licensor's customer satisfaction goal, at a minimum, shall be to achieve a Satisfied Score. (c) During each Cisco fiscal quarter from the effective date of this Exhibit F and continuing through subsequent quarters thereafter, in the event that the customer satisfaction surveys average at least [***] during any Cisco fiscal quarter, Licensor shall receive a customer satisfaction bonus of [***] of the list price from the sale of an Initial Support Agreement or Support Agreement Renewal.

8.4 Dissatified Score: In the event any customer satisfaction surveys contains a Dissatisfied Score in any Cisco fiscal quarter, Licensor shall promptly contact the Customer who submitted the Dissatisfied Score to gather input about such score and provide Cisco with a case report which contains the details for such score and Licensor's corrective action. At any time, if [***] or more of the customer satisfaction surveys contain a Dissatisfied Score in any Cisco fiscal quarter, Cisco shall notify Licensor and Licensor shall comply with subparagraphs (a) and (b) below:

(a) Licensor will have five (5) business days from the date that Cisco gives Licensor a written notice of non-compliance to develop and present to Cisco a corrective action plan that will enable Licensor to meet the applicable customer satisfaction goals.

(b) Licensor will have thirty (30) days from the date that Cisco gives Licensor a written notice of non-compliance to initiate the corrective action plan to meet the applicable customer satisfaction goals.

8.5 Termination for Dissatisfaction Score: In the event that [***] or more of the customer satisfaction surveys contain a Dissatisfaction Score for two (2) consecutive Cisco fiscal quarters, at Cisco's option Cisco may (i) immediately terminate Licensor's support services, and (ii) invoke transition training, as reflected in Section 12 below. Cisco shall be invoiced for reasonable fees for services actually rendered by Licensor prior to termination.

9. CISCO AND LICENSOR CONTACTS:

Cisco Contact Information

      1. For questions concerning this Exhibit:

      Name:  Scott Mousley, Serviceability Design Engineer
             (Office) phone number:  408 525-5945
             (Pager) phone number:  800-365-4578
      Email:  smousley@cisco.com

      2. For questions concerning Software Support:

      Name:  Kui Zhang, Mgr. Software Development
             (Office) phone number: 408 526-7603
             Email:  kzhang@cisco.com

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

3. For questions concerning Entitlement:

               Name: Rebecca Sanders,
               Mgr. Joint Venture Engineering Group - INSMBU
               (Office) phone number: 408 853 9754
               Cell: 512 917-8720 Pager: (800) 365-4578
               Email: resande@cisco.com

               Name: Andrew Zielinski, Product  Mgr. - INSMBU
               (Office) phone number: 408 527 4831
               Pager: 408 322-9842
               Email: azielins@cisco.com

4. For legal notices under this Exhibit:

               Cisco Systems, Inc.
               170 West Tasman Drive
               San Jose, CA  95134
               Attn: VP Legal Services and General Counsel
               Fax: (408) 526-7019
               Phone: (408) 526-4000

Licensor Contact Information

       1. For questions concerning Software Support:

               Name: Linda Vargas
               Title: Tech Support Lead
               Phone: (301) 296-2738
               Pager or Cell: (301) 529-9037
               Email: lvargas@visualnetworks.com

       2. For questions concerning this Exhibit:

               Name: Wayne Fuller
               Title: VP, Engineering
               Phone: (301) 296-2673
               Pager or Cell:  (703) 629-3427
               Email: wfuller@visualnetworks.com

      3. For legal notices under this Exhibit:

               Visual Networks Operations, Inc.
               Attn: Corporate Counsel
               2092 Gaither Road
               Rockville, MD 20850
               301.296.2731 - fax
               301.296.2742 - voice

10. Support Compensation: In exhange for Licensor's support as reflected in this Exhibit, Cisco shall compensate Licensor pursuant to the terms of Section 5 of Exhibit A of the License Agreement.

11. SUPPORT TERM AND TERMINATION.

11.1 This support exhibit shall be co-terminous with the Agreement. In that respect, in addition to this Section, Sections 13.1, 13.3, and 13. 4 of the Agreement shall apply to this support exhibit.

11.2 Cisco may terminate this support exhibit at any time for its convenience, for no reason or for any reason, with sixty (60) days' written notice to Licensor. In the event of such termination, Cisco shall be entitled to a prorated portion of any unused fees paid for support.

11.3 Transition Training: Upon termination or expiration of Licensor's support services herein, if requested by Cisco, Licensor shall provide technical training to Cisco at such time and place as is reasonably requested by Cisco and shall include, but not be limited to, conventional engineering training and instruction classes in the service and maintenance of the Software as well as instruction on resolving compatibility issues and engineering debug capabilities. Such transition training shall continue until Cisco can efficiently perform Level 1 and Level 2 support for the Software. All of Licensor's reasonable expenses in connection with such transition training shall be pre-approved and reimbursed by Cisco, consistent with Cisco's standard policies. Such additional training shall be offered to Cisco at a [***] discount off Licensor's standard pricing for support training.

          11.4 In the event of any termination or expiration of the Agreement, at Cisco's request, Licensor shall make available to Cisco Level 3 support reflected in this Exhibit F, or other agreed support, at Licensor's reasonable and customary rates for a minimum of two (2) years after such termination or expiration.

          11.5 The terms and conditions of this Section 11 supersede any terms and conditions of the Agreement, which are inconsistent with these terms and conditions.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Customer Satisfaction Survey

Subject: Cisco Systems Survey

Recently you contacted the Cisco _To be filled in____.

We appreciate the opportunity to assist you, and we hope we were responsive to your needs.

CASE: CR-XXXXX OPENED: 00-XX-XXXX         AGENT:

DESCRIPTION:

On a scale of 1 to 5 (1= Unacceptable, 2 = Poor, 3 = Met your needs, 4 - Good, 5 = Excellent) rate each of the following

(PLACE YOUR ANSWERS IN THE SURVEY AFTER EACH COLON).

(Q1) Ease of Access to Help line....................................  (1-5): COMMENTS ON Q1:

(Q2) Timeliness of Information......................................  (1-5): COMMENTS ON Q2:

(Q3) Effectiveness of Information...................................  (1-5): COMMENTS ON Q3:


(Q4) Software Knowledge of the Agent................................  (1-5): COMMENTS ON Q4:

(Q5) Courteous Service..............................................  (1-5): COMMENTS ON Q5:

(Q6) OVERALL satisfaction of customer regarding software support ...  (1-5): COMMENTS ON Q6:

What could we do to better support you?

---------------------------
Thank you for letting us know how we're doing and giving us the opportunity to improve.

Sincerely,

                                    EXHIBIT H

                                ESCROW AGREEMENT

      This Escrow Agreement ("Escrow Agreement"), is entered into as of ________________ (the "Effective Date"), by and among Cisco Systems, Inc., a California corporation, with offices at 170 W. Tasman Drive, San Jose, CA 95134 ("Cisco"), Visual Networks Operations, Inc., a Delaware corporation, with offices at 2092 Gaither Road, Rockville, MD 20850 ("Licensor"), and "_______" with offices at _________ ("Escrow Agent").

                                    RECITALS

      WHEREAS, Cisco and Licensor have entered into that certain OEM Agreement dated December 3, 2002 between the parties (the "License Agreement") whereby Licensor has licensed to Cisco certain Software (as defined in the License Agreement);

      WHEREAS, Licensor desires to provide assurance to Cisco that Cisco can use and distribute the Software as licensed under the License Agreement by providing Cisco with all of the materials identified in Attachment A hereto (collectively referred to as the "Escrow Materials"), pursuant to the release conditions set forth herein;

      WHEREAS, Licensor desires to enter into an escrow arrangement with Cisco to provide for the deposit of the Escrow Materials and related documentation to be held by Escrow Agent pursuant to all of the terms and conditions of this Escrow Agreement;

      WHEREAS, Escrow Agent is willing to act as escrow agent for Cisco and Licensor on the terms and conditions set forth herein;

      WHEREAS, Cisco and Licensor desire this Escrow Agreement to be supplementary to the License Agreement pursuant to 11 U.S.C. Section 365(n); and

      WHEREAS, all capitalized terms not defined herein shall have the meanings set forth in the License Agreement.

                                    AGREEMENT

      NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS, AGREEMENTS AND CONDITIONS SET FORTH HEREIN, THE PARTIES AGREE AS FOLLOWS:

1. Appointment. Cisco and Licensor hereby appoint Escrow Agent as the escrow holder under this Escrow Agreement, and Escrow Agent accepts such appointment on the terms and conditions set forth herein.

2. Deposit of Escrow Materials. Licensor shall deposit with Escrow Agent, within five (5) business days after execution of this Escrow Agreement one (1) complete copy of the Escrow Materials. Licensor further agrees to deposit one (1) complete copy of all Software updates, error corrections, enhancements and modifications (collectively, "Updates") within fifteen (15) days after Licensor provides such Updates to Cisco in accordance with the License Agreement. Cisco, after written notice to Licensor, may request that Escrow Agent inspect the Escrow Materials deposited by Licensor with Escrow Agent for the sole purpose of determining the existence and completeness of the deposited Escrow Materials; provided, however, that such inspection must be conducted on or at Escrow Agent's premises and in the presence of a Licensor representative. Licensor shall use its diligent efforts to make such representative available to facilitate any inspection requested by Cisco hereunder. Cisco shall have no right to be present at such inspections.

3. Purpose. The Escrow Materials shall constitute a reserve to be made available to Cisco, under the terms of this Escrow Agreement, only upon the occurrence of one of the events set forth herein. Cisco's use of the Escrow Materials released pursuant to this Agreement shall be as set forth in Section 5 below. Escrow Agent shall hold and dispose of the Escrow Materials only in accordance with the terms of this Escrow Agreement and the License Agreement.

      Licensor hereby transfers title to the tangible embodiments of the Escrow Materials to the Escrow Agent; provided, however, that: (i) the Escrow Agent shall hold the Escrow Materials subject to all terms of this Escrow Agreement;
(ii) the Escrow Agent shall not acquire any right or interest in any of the Intellectual Property Rights embodied in the Escrow Materials; and (iii) upon return to Licensor of the Escrow Materials in accordance with the terms of this Escrow Agreement, the Escrow Agent shall reconvey title thereto to Licensor.

4. Releasing Events. The deposited Escrow Materials will be delivered to Cisco by Escrow Agent upon the earliest of one of the events set forth below:

      (a) If Licensor discontinues its maintenance and/or support of the Software or if Cisco reasonably deems itself insecure with respect to Licensor's ability to continue to maintain and support the Software in accordance with the License Agreement; or

      (b) If Licensor assigns, transfers or delegates its rights and obligations under the License Agreement to a direct competitor of Cisco without Cisco's prior written consent, including without limitation any transfer by sale, merger or other working combination of ownership of or control over more than twenty percent (20%) of the voting securities or control of Licensor; or

      (c) If (a) a receiver is appointed for Licensor or its property; (b) Licensor makes a general assignment for the benefit of its creditors; (c) Licensor commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) days; or (d) Licensor is liquidated or dissolved.

5. Use of Escrow Materials. Licensor hereby grants Cisco and its Affiliates a worldwide, nonexclusive, nontransferable, irrevocable right and license to use the Escrowed Materials in connection with Cisco's continued marketing, distribution and support of the Software pursuant to Section 2 of the License Agreement ("Escrow License Rights"), which Cisco may exercise at any time upon the occurrence of any of the events set forth in paragraph 4. For the avoidance of doubt, with respect to any distribution of the Software pursuant to this
Section 5, Cisco shall continue to pay to Licensor the fees related thereto pursuant to Exhibit A of the License Agreement.

6. Escrow Release. Subject to the provisions of Sections 7, 8, and 9 below, Escrow Agent shall be authorized to release the Escrow Materials to Cisco upon receiving written authorization from Cisco certifying that Cisco is entitled to the Escrow Materials (the "Notice") pursuant to Section 4 above. Cisco will include specific instructions to the Escrow Agent for this delivery.

7. Counternotice. Within three (3) business days after receipt of the Notice, Escrow Agent shall deliver to Licensor a copy of the Notice and shall confirm such delivery in writing to Cisco. If Escrow Agent, within five (5) business days after delivery of the Notice by Escrow Agent to Licensor, does not receive
(a) a written statement from Cisco withdrawing such notice, or (b) a counternotice from Licensor detailing the circumstances which it believes indicate that the release conditions specified by Cisco did not occur ("Counternotice"), then Escrow Agent shall promptly deliver the Escrow Materials to Cisco.

8. Disputed Notice. If Licensor disputes the existence of the conditions upon which the Notice is based, then Licensor shall, within five (5) business days following its receipt of Notice, submit a Counternotice to Escrow Agent. If the Counternotice is received by Escrow Agent before the close of business on the fifth (5th) business day following receipt of the Notice by Licensor, then Escrow Agent shall, within three (3) business days after receipt of the Counternotice, serve a copy of the Counternotice on Cisco and withhold delivery of the Escrow Materials pending receipt of (a) a decision evidencing the outcome of the arbitration provided for in Section 9 below, or (b) other written instructions signed by both Licensor and Cisco. Upon receipt of said decision or other instruction, Escrow Agent shall deliver a copy of the Escrow Materials only in accordance with the decision or instruction.

9. Arbitration.

      (a) Licensor and Cisco agree that, if the Counternotice is given by Licensor pursuant to Section 7 above, then the parties shall submit the dispute to expedited binding arbitration in New York City, New York, under the Commercial Arbitration Rules of the American Arbitration Association (AAA) by one (1) arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The sole question before the arbitrator shall be whether there existed, at the time Cisco transmitted the Notice to Escrow Agent, the conditions permitting release of the Escrow Materials. The parties agree that the decision of the arbitrator shall be final and binding and that this decision shall be immediately delivered to the parties to the arbitration and to Escrow Agent. If the arbitrator finds that the Notice was properly given by Cisco, then Escrow Agent shall promptly and immediately release the Escrow Materials to Cisco. If the arbitrator finds to the contrary, then Escrow Agent shall not release the Escrow Materials. All fees and charges by the American Arbitration Association shall be paid by the nonprevailing party in the arbitration. Additionally, the prevailing party in any legal action brought by one party against the other and arising out of this Agreement will be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including reasonable attorneys' fees. All costs of the arbitration incurred by Escrow Agent, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration, or as otherwise agreed by the Cisco and Licensor.

      (b) Except with regard to matters involving equitable remedies, any dispute or claim arising out of or in connection with this Escrow Agreement will be finally settled by expedited binding arbitration in New York City, New York under the rules of the AAA as set forth in Section 9(a) above. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

10. Termination. This Escrow Agreement and the escrow established pursuant to this Escrow Agreement shall terminate upon (a) notice of such termination by Cisco, or (b) three (3) years after the termination of the License Agreement, and all materials comprising the Escrow Materials shall thereupon be returned to Licensor. Cisco shall notify Escrow Agent upon termination of this Escrow Agreement or the License Agreement.

11. Notices.

      11.1 No Liability. It is agreed that Escrow Agent will incur no liability for acting upon any instruction, notice, direction or other document believed by it in good faith to be genuine and to have been made, signed, sent or presented by the person or persons authorized to perform such act under the terms of this Escrow Agreement.

      11.2 Delivery. All notices, instructions, deliveries and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when personally delivered, when sent by facsimile, telex, or telegram, or (3) days after mailing if mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

To Escrow Agent:  To the address first set forth above, and to the attention of the person signing this Escrow Agreement on behalf of Escrow Agent.

To Licensor:      To the address first set forth above, with a copy to Visual
                  Networks Operations, Inc., Attn: Corporate Counsel, 2092
                  Gaither Road, Rockville, MD 20850.

To Cisco:         To the address first set forth above, with a copy to Cisco
                  Systems, Inc., Attn: VP Legal Services and General Counsel,
                  170 West Tasman Drive, San Jose, CA 95134.

or to such other name or address as Escrow Agent, Licensor or Cisco, as the case may be, shall designate by notice to the other parties hereto in the manner specified in this section.

12. Liability of Escrow Agent. The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement, and Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Escrow Agreement. In the event of any controversy hereunder or with respect to any questions as to the construction of this Escrow Agreement or any action to be taken by Escrow Agent, Escrow Agent may, at its expense, consult with counsel selected and employed by it, and Escrow Agent shall incur no liability for any action taken or suffered in good faith in accordance with the good faith opinion of such counsel. Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of Licensor, Cisco or anyone else to perform or comply with any of the provisions of this Escrow Agreement.

13. Governing Law. This Escrow Agreement will be governed by the laws of the State of New Yorkwithout reference to conflict of laws principles.

14. Entire Agreement. This Escrow Agreement and the License Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and cannot be changed, modified, or terminated orally.

15. Validity. No action taken by Escrow Agent in accordance with the terms and provisions hereof shall be deemed to constitute a representation of Escrow Agent as to the validity or value of any documents or instructions held by, or delivered to, it.

16. Resignation/Replacement.

      16.1 Resignation. Upon sixty (60) days' prior written notice given to Licensor and Cisco, Escrow Agent may resign. Within fifteen (15) days after the giving of such notice, Licensor and Cisco shall mutually designate a successor escrow agent. Such successor escrow agent shall be bound by the terms and provisions of this Escrow Agreement. In the event that no such agreement is reached within such fifteen (15) day period, Escrow Agent shall continue to hold the Escrow Materials then held by it until a successor can be found. Escrow Agent shall cooperate with its successor in order to effectuate the transfer of its duties to the successor escrow agent.

      16.2 Replacement. Upon ninety (90) days' written notice to Escrow Agent, Licensor and Cisco may mutually agree to replace Escrow Agent with a successor and such successor shall be bound by all the terms and conditions of this Escrow Agreement.

17. Fees and Expenses. Cisco shall pay the fees of Escrow Agent for its services hereunder during the term of this Escrow Agreement. Such fees shall consist of initiation fees, periodic escrow maintenance charges, at Escrow Agent's standard rates, fees charged for carrying out its duties hereunder. Escrow Agent's current schedule of fees for the first year of this Agreement is attached hereto as Attachment B. Escrow Agent shall have no obligation under this Agreement until the initial invoice has been paid in full.

18. Indemnification. Licensor and Cisco jointly and severally agree to indemnify Escrow from and against any and all third party liabilities, claims, suits and other proceedings, all judgments and other awards against Escrow Agent in connection herewith, and all costs and expenses incurred in connection with the defense thereof, in each case which may be imposed on, or incurred by, or asserted against, Escrow Agent in any way relating to, or arising out of, this Escrow Agreement, or any action taken or omitted by Escrow Agent under this Escrow Agreement, provided that neither Licensor nor Cisco shall be liable for that portion of any such indemnification amount resulting from Escrow Agent's gross negligence or willful misconduct or violation by Escrow Agent of any terms or provisions of this Escrow Agreement.

19. Limitation of Liability. Except for intentional misrepresentation, gross negligence or intentional misconduct, Escrow Agent shall not be liable to Cisco or Licensor for any act, or failure to act, by Escrow Agent in connection with this Agreement. Escrow Agent will not be liable for special, indirect, incidental or consequential damages hereunder.

20. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

21. Modification. No modifications to this Escrow Agreement, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

      IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Escrow Agreement as of the date set forth above.

CISCO SYSTEMS, INC.                      VISUAL NETWORKS OPERATIONS, INC.

By:                                      By:
   ----------------------------             ------------------------------
Name:                                    Name:
     --------------------------               ----------------------------
Title:                                   Title:
      -------------------------                ---------------------------
Date:                                    Date:
     --------------------------               ----------------------------

-------------------------------
"Escrow Agent"

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------
Date:
     --------------------------

                                  ATTACHMENT A

                                ESCROW MATERIALS

[***]


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                  ATTACHMENT B

                     ESCROW AGENT'S CURRENT SCHEDULE OF FEES

                                    EXHIBIT I

                                END USER LICENSE

SOFTWARE LICENSE AGREEMENT

YOU SHOULD CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE LOADING THIS SOFTWARE. LOADING THIS SOFTWARE INDICATES YOUR ACCEPTANCE OF THESE TERMS AND CONDITIONS. IF YOU DO NOT AGREE WITH THEM, YOU SHOULD PROMPTLY RETURN THE SOFTWARE PACKAGE AND YOUR MONEY PAID WILL BE REFUNDED.

This Software License Agreement (the "Agreement") grants you a non-exclusive license to use the software supplied to you by Visual Networks, Inc. ("VISUAL"), including the software supplied to you on disks, diskettes, on-line, and/or as part of the equipment supplied by VISUAL and any modifications, enhancements to and/or replacements of such software supplied to you by VISUAL (collectively the "Software") in return for payment of a license fee. This Agreement imposes certain restrictions on the use of the Software. VISUAL retains ownership of the Software and no rights are granted to you other than a license to use the Software on the terms expressly set forth in this Agreement.

Permitted Uses

You may make one (1) copy of the Software for backup purposes only. You may install and use one copy of Visual's server and console products. Per the conditions of your specific purchase agreement with Visual, you may install multiple copies of the client code component of Visual's product. You must reproduce and place all copyright/proprietary/patent notices on the backup copy, as indicated on the original. If the Software is an upgrade, you may now use that upgraded product only in accordance with this Agreement.

Restricted Uses

Without the express written consent of VISUAL, you may not:

1. Use, copy (other than then as described above), modify, distribute, reverse engineer, reverse assemble, or reverse compile the Software or accompanying documentation except as expressly allowed in this Agreement.

2. Transfer or assign your rights to use the Software except upon a transfer of any VISUAL equipment with which or for which it was supplied, and then only if VISUAL receives written agreement of the transferee to be bound by all of the terms of this Agreement.

3. Sublicense or lease this Software or its documentation.

Term

This license is effective from your date of purchase and shall remain in force until terminated. You may terminate this license and Agreement by destroying the Software and its documentation, together with all copies in any form or by returning to VISUAL, the Software and its documentation, together with all copies in any form. This Agreement will also terminate if you fail to comply with any term of this Agreement. You agree upon any such termination to either
(i) destroy the Software and documentation, together with all copies in any form or (ii) return to VISUAL the Software and its documentation, together with all copies in any form.

Exclusion of Warranty

THIS SOFTWARE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SOFTWARE IS WITH YOU.

Intellectual Property Indemnity

VISUAL will defend, at its own expense, any claim, suit or proceeding brought against you to the extent it is based upon a claim that the Products infringe upon any patent, copyright or trade secret of any third party. You agree that you shall promptly notify VISUAL in writing of any such claim or action and give VISUAL full information and assistance in connection therewith. VISUAL shall have the sole right to control the defense of any such claim or action and the sole right to settle or compromise any such claim or action. If you comply with the provisions hereof, VISUAL will pay all damages, costs and expenses finally awarded by court order or final settlement to third parties against you in such action. VISUAL will have no liability for any claim of infringement arising as a result of your sale or use of a Product in combination with any items not supplied by VISUAL or any modification of a Product by you or third parties. THE FOREGOING STATES THE ENTIRE LIABILITY OF VISUAL TO YOU CONCERNING INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, INCLUDING BUT NOT LIMITED TO PATENT, COPYRIGHT AND TRADE SECRET RIGHTS.

LIMITATION ON LIABILITY

IN NO EVENT SHALL VISUAL, ITS SELLING REPRESENTATIVES, DEALERS OR DISTRIBUTORS, BE LIABLE FOR LOST PROFITS, DATA OR INFORMATION OF ANY KIND OR FOR CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR OTHER DAMAGES THAT MAY ARISE THROUGH THE SALE OF, USE OF, OR INABILITY TO USE ANY VISUAL PRODUCT OR SERVICE, EVEN IF VISUAL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CUSTOMERS SOLE AND EXCLUSIVE REMEDY FOR ANY DAMAGE OR LOSS IN ANY WAY IN CONNECTION WITH THE PRODUCTS, INCLUDING, BUT NOT LIMITED TO, THE INSTALLATION AND MAINTENANCE THEREOF, SHALL BE AT VISUAL'S OPTION: (I) REPAIR OR REPLACEMENT OF THE RELEVANT PRODUCT, OR IN THE CASE OF INSTALLATION OR MAINTENANCE THE REPERFORMANCE OF THE INSTALLATION OR MAINTENANCE, RESPECTIVELY, OR (II) RETURN OF THE MONIES PAID BY YOU TO VISUAL FOR THE RELEVANT PRODUCT OR INSTALLATION OR MAINTENANCE.

                                    EXHIBIT J

                            NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement ("Agreement") is entered into as of the date last written below between Cisco Systems, Inc. a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California 95134-1706 and its affiliates (Cisco Systems, Inc. and its affiliates collectively referred to herein as "Cisco") and Visual Networks Operations, Inc., a Delaware corporation having its principal place of business at 2092 Gaither Road, Rockville, Maryland 20850.

In consideration of the mutual promises and covenants contained in this Agreement and the disclosure of confidential information to each other, the parties to this Agreement agree as follows:

1. DEFINITION. "Confidential Information" means the terms and conditions of this Agreement, the existence of the discussions between the parties, the information described in Section 2 below, and any other information concerning the Purpose defined below, including but not limited to, information regarding each party's product plans, product designs, product costs, product prices, finances, marketing plans, business opportunities, personnel, research and development activities, know-how and pre-release products; provided that information disclosed by the disclosing party ("Disclosing Party") in written or other tangible form will be considered Confidential Information by the receiving party ("Receiving Party") only if such information is conspicuously designated as "Confidential," "Proprietary" or a similar legend. Information disclosed orally shall only be considered Confidential Information if: (i) identified as confidential, proprietary or the like at the time of disclosure, and (ii) confirmed in writing within thirty (30) days of disclosure. Confidential Information disclosed to the Receiving Party by any affiliate or agent of the Disclosing Party is subject to this Agreement.

2. DESCRIPTION. The Confidential Information to be disclosed under this Agreement is information related to the OEM Agreement dated December 3, 2002 between the parties.

3. PURPOSE. The Receiving Party may use the Confidential Information solely for the purpose of ("Purpose"):

Exercising its rights and performing its obligations under the OEM Agreement dated December 3, 2002 between the parties.

4. DISCLOSURE. The Receiving Party shall not disclose the Confidential Information to any third party other than employees and contractors of the Receiving Party who have a need to have access to and knowledge of the Confidential Information solely for the Purpose authorized above. The Receiving Party shall have entered into non-disclosure agreements with such employees and contractors having obligations of confidentiality as strict as those herein prior to disclosure to such employees and contractors to assure against unauthorized use or disclosure.

5. EXCEPTIONS TO CONFIDENTIAL INFORMATION. The Receiving Party shall have no obligation with respect to information which (i) was rightfully in possession of or known to the Receiving Party without any obligation of confidentiality prior to receiving it from the Disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the Receiving Party from a source other than the Disclosing Party without any obligation of confidentiality; (iv) is developed by or for the Receiving Party without use of the Confidential Information and such independent development can be shown by documentary evidence; (v) becomes available to the Receiving Party by wholly lawful inspection or analysis of products offered for sale; and (vi) is transmitted by a party more than five (5) business days after receiving written notification from the other party that it does not desire to receive any further Confidential Information. Further, the Receiving Party may disclose Confidential Information pursuant to a valid order issued by a court or government agency, provided that, to the extent possible, the Receiving Party provides the Disclosing Party: (a) prior written notice of such obligation; and (b) the opportunity to oppose such disclosure or obtain a protective order.

6. RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION. Upon written demand by the Disclosing Party, the Receiving Party shall: (i) cease using the Confidential Information, (ii) return the Confidential Information and all copies, notes or extracts thereof to the Disclosing Party within seven (7) days of receipt of demand; and (iii) upon request of the Disclosing Party, certify in writing that the Receiving Party has complied with the obligations set forth in this paragraph.

7. INDEPENDENT DEVELOPMENT AND RESIDUALS. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to develop independently or acquire products without use of the other party's Confidential Information. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, nothing in this Agreement will prohibit the Receiving Party from developing or having developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development. Further, subject to Section 8, the residuals resulting from access to or work with such Confidential Information shall not be subject to the confidentiality obligations contained in this Agreement. The term "residuals" means information in non-tangible form, which may be retained in the unaided memories of persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. A person's memory is unaided if the person has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

8. NO LICENSES. Each party shall retain all right, title and interest to such party's Confidential Information. No license under any trademark, patent or copyright, or application for same which are now or thereafter may be obtained by such party is either granted or implied by the disclosure of Confidential Information.

9. DISCLAIMER. CONFIDENTIAL INFORMATION IS PROVIDED "AS IS" WITH ALL FAULTS. IN NO EVENT SHALL THE DISCLOSING PARTY BE LIABLE FOR THE ACCURACY OR COMPLETENESS OF THE CONFIDENTIAL INFORMATION.

None of the Confidential Information disclosed by the parties constitutes any representation, warranty, assurance, guarantee or inducement by either party to the other with respect to the infringement of trademarks, patents, copyrights, any right of privacy, or any rights of third persons.

10. EXPORT. The parties acknowledge that the Confidential Information disclosed by each of them under this Agreement may be subject to export controls under the laws of the United States. Each party shall comply with such laws and agrees not to knowingly export, re-export or transfer Confidential Information of the other party without first obtaining all required United States authorizations or licenses.

11. TERM. This Agreement shall continue from the date last written below until terminated by either party by giving thirty (30) days written notice to the other party of its intent to terminate this Agreement. Notwithstanding such termination, the obligations of the Receiving Party concerning confidentiality shall terminate five (5) years following receipt of the Confidential Information.

12. GENERAL. Each party acknowledges that monetary remedies may be inadequate to protect Confidential Information and that injunctive relief may be appropriate to protect such Confidential Information.

The Receiving Party shall not reverse-engineer, decompile, or disassemble any software disclosed to it under this Agreement and shall not remove, overprint or deface any notice of confidentiality, copyright, trademark, logo, legend or other notices of ownership or confidentiality from any originals or copies of Confidential Information it obtains from the Disclosing Party.

The parties hereto are independent contractors. Neither this Agreement nor any right granted hereunder shall be assignable or otherwise transferable.

If any term of this Agreement shall be held to be illegal or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect.

This Agreement may be modified only by a writing signed by both parties.

This Agreement shall be construed in accordance with the laws of the State of New York.

This Agreement represents the entire agreement of the parties hereto pertaining to the subject matter of this Agreement, and supersedes any and all prior oral discussions and/or written correspondence or agreements between the parties with respect thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below.

CISCO SYSTEMS, INC.                 VISUAL NETWORKS OPERATIONS, INC.

By __________________________       By  _____________________________

Name_________________________       Name_____________________________

Title _______________________       Title____________________________

Date_________________________       Date ____________________________

                                    EXHIBIT K

                        MARKETING & DEPLOYMENT GUIDELINES

This Exhibit specifies marketing and deployment criteria for activities required to bring to market, install and maintain the products and solutions in this Agreement. Details per project will be stipulated in the Statements of Work.

The parties agree to engage in the cooperative marketing and sales efforts set forth herein to promote their respective products and the products/solutions created through this Agreement, as mutually agreed to and when consistent with both parties' business interests.

The following terms and conditions stipulate parties' obligations as well as the structure of the information to be provided in the marketing and deployment sections of each Statement of Work attached to this Agreement.

1.    Marketing

      1.1. Obligations and Execution. The parties shall use reasonable commercial efforts to conduct marketing activities defined in the Product Requirements Document and deliver the Deliverables pursuant to the terms and/or conditions provided therein.

      1.2. Activities. It is foreseen that the parties will engage in the following such activities:

            o Laboratories - A demo lab will be available at Cisco for supporting customer visits and an internal team of sales, marketing, and TMEs who will be providing demos in the field. Visual Networks will provide any required support of such activities on site, as appropriate

            o Marketing Materials, Product Information Creation, Joint Collateral and Sales Tools - Cisco and Visual Networks will jointly develop such information and materials (as data sheets, customer success stories, web-enabled information etc.) with the intent of using uniquely the Cisco brand by the second release of WAPMS

            o Joint Sales Calls - Initially led by Visual Networks, Cisco and Visual will jointly attend sales calls and visits and support RFP responses, with the intent of training Cisco sales people on selling the WAPMS solution

            o Advertising and Media Campaigns - Cisco and Visual Networks will jointly establish and advertising and media strategy including but not limited to press releases, video/multimedia presentations, interviews, and placement of advertisements in print, online, radio, television media.

            o Customer Training, Seminars and Forums - All customer training, seminars and forums will be driven and coordinated through the Cisco INSMBU Residency Program. Cisco and Visual Networks will work together to develop content and schedule activities. Deliverables include but are not limited to: SEVT training and product demo, pre-launch presentations to Cisco's Sales team members, technical publications, solution deployment documentation, and white papers

            o Participate in Trade Shows and Conferences - Cisco and Visual Networks will establish a one-year moving schedule of trade shows and events in which they will jointly participate to market the WAPMS solution

            o Web-enabled Information Sharing, Exchanging and/or Cross-referencing - Cisco and Visual Networks will share appropriate online information and cross-reference each other's web sites as appropriate. Over time, a Cisco web area will be developed to support the majority of field information requirements

      1.3. Description of Tasks and Responsibilities. Set forth in each Statement of Work, the parties will undertake and provide a detailed description of the tasks and responsibilities for each party therefor, including a reasonably detailed target schedule for marketing activities, deliverables and fulfillment of the parties' responsibilities including but not limited to the activities listed in Section 1.2 of this Exhibit..

      1.4. Product Requirements Information Exchange. Cisco and Visual Networks agree to disclose to one another information, which may be in the form of an Agent Development Kit or a Software Development Kit, a Product Requirements Document, Statements of Work in the format of Exhibits attached to this Agreement, email or other communication that will facilitate the integration of Cisco products and Visual Networks products that they mutually desire and agree to be integrated. Examples of information that will be disclosed to one another include:

            o Any proposed or mutually agreed interface or protocol specifications (as used herein, "Specifications" shall mean any mutually agreed written specifications relating to interoperation of Cisco product and Visual Network products.)

            o Product and/or feature requirements, specifications and roadmap

            o     Application Interface specifications

            o Listings of recommended tools needed for development and testing

            o     Import/Export data format

            o     Test and interoperability functional specifications

            o     Definition and implementation of MIBs or equivalent statistics

            o     Communication protocols

      1.5 Product Marketing Contacts. The following people shall be deemed as primary marketing contacts with Cisco and Visual Networks

              ------------------------------------------------------------------
                                 Cisco                 Visual Networks
              ------------------------------------------------------------------
                           Joe Zhao               Robin Brown
              Name
              ------------------------------------------------------------------
              Title        Product Manager        Director, Product Management
              ------------------------------------------------------------------
              Address      170 E. Tasman Drive    10169 N. Blaney Avenue
                           San Jose, CA 95134     Cupertino, CA  95014
              ------------------------------------------------------------------
              Phone/Fax    (408) 525-9712         (408) 996-2002
              ------------------------------------------------------------------
              Email        jzhao@cisco.com        rbrown@visualnetworks.com
              ------------------------------------------------------------------

2.    Deployment

      2.1 General. Upon signature of this Agreement (or shortly before, upon mutual consent of the parties,) Cisco and Visual Networks agree to convene a team to establish a Deployment Plan including but not limited to defining a schedule by which the various deployment activities and deliverables will be executed and to participate in the next Cisco SEVT.

                  The Deployment Plan will cover: assess the customer
            environment; determine a standard level of preparation required before going to a customer site; create an on-site checklist including but not limited to such items as: loading sequence, test criteria, success factors; partner qualification and training guidelines; analyze and resolve any potential channel conflicts, design customer training; and a back-up support plan.

      2.3 Cisco Deliverables and Resources. Cisco will provide hardware resources for testing and demos, lab space, testing Program Management, and training program development leadership.

      2.4 Visual Networks Deliverables and Resources. Visual Networks will provide content for the Deployment and Installation guides, subject matter expertise for designing customer scenarios and support Cisco in the building of a 4-day training course. Visual Networks will provide personnel, as necessary, to support the teaching effort during the 4-day training seminar and a TME. For the EFT, mentioned below, Visual Networks will provide a support plan, user guide, engineering support, and any on-site support required by the EFT customer.

      2.5 Initial Phases. Initially, 2 Phases of deployment shall be defined. These phases are intended to provide a clear path to meeting short-term time-to-market minimal requirements (in Phase 1) and to provide for a more complete deployment process in (Phase 2). More phases may be established through execution of these initial Phases as feedback is collected and demand for deployment services is more clearly defined.

            2.5.1 Phase 1 deliverables shall be defined as a Deployment Guide and an Installation Guide with Cisco Branding, knowledge transfer between the parties, and an Early Field Trail (EFT) using an event gateway on the Windows 2000 platform.

            2.5.2 Phase 2 deliverables will be defined as updated Deployment and
                  Installation Guides, fully developed demos, testing plans complete, testing and demo labs in place and staffed, configuration scenarios defined for training purposes and a 4-day course developed.